As filed with the Securities and Exchange Commission on June 29, 1999
                                                    Registration No. 333-_______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
--------------------------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                           HALLWOOD ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                         84-1489099
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

   4610 South Ulster Street, Suite 200
              Denver, Colorado                                     80237
(Address of principal executive offices)                         (Zip code)


                          1999 Long-Term Incentive Plan
                                       of
                           Hallwood Energy Corporation
                            (Full title of the plan)
--------------------------------------------------------------------------------
                            Cathleen M. Osborn, Esq.
                                 Vice President
                           Hallwood Energy Corporation
                       4610 South Ulster Street, Suite 200
                             Denver, Colorado 80237
                     (Name and address of agent for service)

                                 (303) 850-7373
          (Telephone number, including area code, of agent for service)

                                 With a copy to
                              W. Alan Kailer, Esq.
                            Jenkens & Gilchrist, P.C.
                          1445 Ross Avenue, Suite 3200
                            Dallas, Texas 75202-2799
                                 (214) 855-4500


                                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                  Amount              Proposed maximum        Proposed maximum         Amount of
            Title of securities                   to be                offering price             aggregate          registration
              to be registered              registered(1)(2)           per share(3)(4)       offering price(3)(4)       fee (4)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share     1,200,000 shares            $7.00                 $7,518,000                $2,090.00
Series A Cumulative Preferred Stock,          180,000 shares            $8.375                $1,507,500                $  419.09
     $0.01 par value per share
====================================================================================================================================

(1) Consists of 1,200,000 shares of common stock (and associated preferred stock purchase rights) and 180,000 shares of preferred stock reserved for issuance to directors, employees and consultants of Hallwood Energy Corporation and its subsidiaries pursuant to the 1999 Long-Term Incentive Plan of Hallwood Energy Corporation (the "Plan").

(2) Pursuant to Rule 416, this Registration Statement also covers such additional shares as may hereinafter be offered or issued resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)  Estimated solely for purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of common stock and preferred stock respectively, offered hereunder pursuant to the Plan is based upon (i) 600,000 shares of common stock and 180,000 shares of preferred stock, respectively, reserved for issuance under the Plan, but not subject to outstanding stock options under the Plan, at prices per share of $5.53 and $8.375, which are the averages of the highest and the lowest prices per share of the common stock and preferred stock, respectively, on The NASDAQ National Market on June 28, 1999; and (ii) 600,000 shares of common stock reserved for issuance and subject to stock options already granted under the Plan, at an exercise price of $7.00 per share of common stock.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         Hallwood Energy Corporation (the "Company" or the "Registrant") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (1)  Registration   Statement   on  Form  S-4  of  the  Company   (No.
               333-77409), filed with the Commission on April 30, 1999; and

          (2) The description of the Company's Common Stock, the description of the Company's Preferred Stock and the description of the Company's Rights set forth in the registration statement on Form 8-A filed with the Commission on June 4, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Registrant to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

          The Registrant shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

         If a claim under the provisions above is not paid in full by the Registrant within 30 days after a written claim has been received by the Registrant, the claimant may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

         The Registrant has also adopted provisions in its Certificate of Incorporation that limit the liability of its directors and officers. Under the Certificate of Incorporation, and as permitted the laws of the State of Delaware, a director is not liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders;
(ii) acts or omissions which involve intentional misconduct or a knowing violation of the law; (iii) the payment of any unlawful dividend, stock purchase or redemption; or (iv) any transaction from which the director derived any improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following documents are filed as a part of this Registration Statement.

         Exhibit      Description
         -------      -----------
         3.1**        Certificate of Incorporation of Hallwood Energy Corpora-
                      tion

         3.2** Certificate of Designations of the Series A Cumulative Preferred Stock of Hallwood Energy Corporation

         3.3** Form of Certificate of Designations of the Series B Junior Participating Preferred Stock of Hallwood Energy Corpora-tion

         3.4**        Form of Rights Agreement

         4.1** 1999 Long-Term Incentive Plan of Hallwood Energy Corpora-tion

         4.2** 1999 Long-Term Incentive Plan Loan Program for Hallwood Energy Corporation

         4.3**        Form of Nonqualified Stock Option Agreement

         5.1*         Opinion of Jenkens & Gilchrist, a Professional Corporation

         23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5.1)

         23.2*        Consent of Deloitte & Touche LLP

         24           Power of Attorney (included on signature page)

-----------------------
         *        Filed herewith.

         ** Filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-77409), filed with the Commission on April 30, 1999, and incorporated herein by reference.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               c. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as an indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as an expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as an expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on June 28, 1999.

                                              HALLWOOD ENERGY CORPORATION



                                              By:  /s/ William L. Guzzetti
                                                  ------------------------
                                                  William L. Guzzetti, President

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints William L. Guzzetti and Cathleen
M. Osborn, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature                                            Title                                      Date
---------                                            -----                                      ----
/s/ William L. Guzzetti                     President, Principal Executive Officer,       June 28, 1999
---------------------------------------     Director
William L. Guzzetti


/s/ Thomas J. Jung                          Vice President, Principal Financial           June 28, 1999
---------------------------------------     and Accounting Officer
Thomas J.  Jung


/s/ Anthony J. Gumbiner                     Director                                      June 28, 1999
---------------------------------------
Anthony J. Gumbiner


                                            Director                                      June __, 1999
---------------------------------------
Brian M. Troup


                                            Director                                      June __, 1999
---------------------------------------
Hans-Peter Holinger


                                            Director                                      June __, 1999
---------------------------------------
Rex A. Sebastian


/s/ Nathan C. Collins                       Director                                      June 28, 1999
---------------------------------------
Nathan C. Collins


/s/ John R. Isaac, Jr.                      Director                                      June 28, 1999
---------------------------------------
John R. Isaac, Jr.




                                      II-4




                                            Director                                      June __, 1999
---------------------------------------
Jerry A. Lubliner


/s/ Hamilton P. Schrauff                     Director                                     June 28, 1999
---------------------------------------
Hamilton P. Schrauff


Bill M. Van Meter                            Director                                     June 28, 1999
---------------------------------------
Bill M. Van Meter





                                      II-5